Exhibit 5.2

[Letterhead of Bradley Arant Rose & White LLP]

January 29, 2004

Laidlaw International, Inc.
55 Shuman Blvd.
Naperville, Illinois 60563

Jones Day
77 W. Wacker Drive
Chicago, Illinois 60601

     Re: Laidlaw Alabama Subsidiaries

Ladies and Gentlemen:

     We have acted as special local counsel to Laidlaw International, Inc., a Delaware corporation (formerly, Laidlaw Investments Ltd.) (the “Company”), solely for the purpose of delivering this opinion in connection with the issuance by each of EmCare of Alabama, Inc., Fountain Ambulance Service, Inc., MedLife Emergency Medical Service, Inc. and Hank’s Acquisition Corp. (collectively, the “Specified Guarantors”), each of which is a corporation organized and existing under the laws of the State of Alabama and a direct or indirect subsidiary of the Company, of guarantees (the “Guarantees”) of $406,000,000 in aggregate principal amount of the Company’s 10 3/4 % Senior Notes due 2011 (the “Notes”). The Notes are being issued pursuant to an indenture, dated as of June 3, 2003, as amended by the First Supplemental Indenture dated as of June 18, 2003 (as so amended, the “Indenture”), by and among the Company, the Specified Guarantors, the other subsidiary guarantors named therein and Deutsche Bank Trust Company Americas, as trustee.

     In connection with the opinions expressed below, we have examined and relied on originals or copies (certified or otherwise identified to our satisfaction) of the following:

     (i) the form of Notes;

     (ii) the form of Guarantees;

     (iii) the Indenture;

     (iv) the Registration Rights Agreement, as defined in the Indenture; and

     (v) such corporate records of the Specified Guarantors and such other records, documents and instruments as we have deemed necessary as a basis for the opinions expressed below, including the articles of incorporation and bylaws of the Specified Guarantors certified to us by the Secretary of each of the Specified Guarantors as being currently in effect and certain resolutions (collectively, the “Authorizing Resolutions”) adopted by the Boards of Directors and sole shareholder of the Specified Guarantors relating to the transactions contemplated herein.

             In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. With respect to certain factual matters, we have relied with your consent and without further investigation upon certificates or statements of governmental officials, upon the representations and warranties of the parties made in or pursuant to the Indenture and the other transaction documents referred to therein and upon certificates of officers of the Specified Guarantors who we believe to be responsible, copies of which have been furnished to you, and have assumed that all such certificates, statements, representations and warranties were true and correct as of the date made and remain true and correct through the date hereof.

             In rendering the opinions expressed below, we have assumed, with respect to all of the transactions and documents referred to herein:

     (i) that all of the parties to such documents other than the Specified Guarantors are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform their obligations under such documents;

     (ii) that such documents have been duly authorized, executed and delivered by all parties thereto other than the Specified Guarantors, and constitute the legal, valid and binding obligations of all parties thereto other than the Specified Guarantors, enforceable against them in accordance with their terms;

     (iii) that the terms and conditions of the Indenture, the Notes and the Guarantees (collectively, the “Transaction Documents”) have not been amended, modified or supplemented by any other agreement, action or understanding of the parties and there has been no waiver of any of the material provisions of any of the Transaction Documents;

     (iv) that the Transaction Documents and the transactions reflected therein or contemplated thereby have been negotiated entirely outside the State of Alabama; that the Transaction Documents have been executed and delivered entirely outside the State of Alabama; and that no employee, officer, director or agent of the holders of the Notes or the Trustee has visited the State of Alabama for the purpose of negotiating, executing or delivering any of the Transaction Documents;

     (v) insofar as the opinions set forth herein relate to the validity and enforceability in New York (or any other jurisdiction) of the Transaction Documents which provide that they are to be governed by the laws of the State of New York, we have assumed that such agreements are legal, valid, binding and enforceable under such laws;

     (vi) that the holders of the Notes and the Trustee are duly organized and validly existing under the laws of their respective jurisdictions of incorporation, and have qualified to do business and are in good standing in all relevant jurisdictions, including, if required by applicable law, the State of Alabama, and have complied with all legal requirements pertaining to their status as the same relates to their rights to enforce the Transaction Documents against the other parties thereto;

     (vii) that, to the extent certain standards of conduct may be imposed as a matter of law on the holders of the Notes or the Trustee as a condition to or a requirement for enforceability (including, without limitation, any requirement that they act reasonably, in good faith, in a commercially reasonable manner, or otherwise in compliance with applicable law), they have acted in compliance with such standards, in good faith and without notice of any defense against the enforcement of any rights created by the Transaction Documents, and they will comply with such standards of conduct and will seek to enforce their rights under the Transaction Documents only in accordance with such standards;

     (viii) that there has been no mutual mistake of fact or misunderstanding, fraud, duress or undue influence in connection with the transactions contemplated by, or the terms and conditions contained in, Transaction Documents;

     (ix) that the Confirmation Order, as defined in the Indenture, was duly entered, approving the transactions contemplated in the Transaction Documents and that the Confirmation Order is a final order, is not subject to any stay and has not been vacated or modified by the Bankruptcy Court, as defined in the Indenture, and remains in full force and effect; and

     (x) that the consummation of the transactions contemplated in the Transaction Documents is consistent with the Confirmation Order.

     Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

     1. Based solely upon (a) the certificates issued by the Alabama Secretary of State dated as of January 6, 2004, and (b) the certificates issued by the Alabama Department of Revenue dated as of January 9, 2004, each of the Specified Guarantors is a corporation validly existing and in good standing under the laws of the State of Alabama.

     2. As of the date of the Indenture, each of the Specified Guarantors had all necessary corporate power and authority to enter into the Indenture, and as of the date hereof, each of the Specified Guarantors has all necessary corporate power and authority to enter into, and to perform its obligations under, the Indenture and the Guarantees;

     3. The execution and delivery by the Specified Guarantors of each of the Indenture and the Guarantees have been duly authorized by all necessary corporate action on the part of the Specified Guarantors.

     4. When (a) the Registration Statement on Form S-4 of the Company relating to the Notes (the “Registration Statement”) becomes effective under applicable provisions of the Securities Act of 1933, as amended (the “Securities Act”), and (b) the Guarantees have been executed on behalf of each of the Specified Guarantors by an Authorized Officer (as defined in the Authorizing Resolutions) and delivered to the Trustee or an authorized agent for the holders of the Notes in accordance with the Indenture, the Guarantees will have been duly executed and issued by the Specified Guarantors and validly delivered.

     5. We note that the Guarantees provide that they are to be governed by the laws of the State of New York. Provided that the particular law being applied is not contrary to the law or public policy of the State of Alabama, and provided further that the transactions contemplated by the Transaction Documents bear a reasonable relation to the State of New York, we believe it is likely that an Alabama court or a federal court sitting in Alabama as the forum state and applying Alabama conflict of laws rules (in either case, an “Alabama Court”) would give effect to the designation by the parties thereto of New York law as the governing law with respect to the Guarantees. However, because choice of law issues are decided on a case-by-case basis, depending on the facts of the particular transaction, the matter is not free from doubt and we are unable to conclude with certainty that an Alabama Court would give effect to the provisions of the Transaction Documents which designate New York law as the governing law. Subject to the foregoing, if for any reason the substantive laws of the State of Alabama were deemed to apply to the Guarantees, then when the Registration Statement becomes effective under applicable provisions of the Securities Act, each of the Guarantees would constitute the legal, valid and binding obligation of the respective Specified Guarantors, enforceable against them in accordance with their respective terms, except as otherwise stated elsewhere in this opinion and except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, fraudulent transfer, moratorium or other laws from time to time in effect affecting the enforcement of creditors’ rights generally or by general principles of equity, including, without limitation, the absence of specific performance as a remedy under certain circumstances.

The foregoing opinions are subject to the following limitations and qualifications:

     A. We express no opinion with respect to whether the execution, delivery and performance of the Indenture or the Guarantees by any one or more of the Specified Guarantors will (i) violate, conflict with or cause a default under the provisions of any indenture, instrument or agreement to which any such Specified Guarantor is a party or is subject or by which it or any of its property is bound or (ii) require the consent of any other party.

     B. Our opinions herein, insofar as they relate to the legality, validity, binding nature or enforceability of the Guarantees are subject to the possibility that certain standards of conduct may be imposed as a matter of law on the Trustee, the other parties to such Transaction Documents and any current or subsequent holder of the Notes as a condition to or a requirement for enforceability (including, without limitation, a requirement that the Trustee, such other parties and any such current or subsequent holder act reasonably, fairly, in good faith, in a commercially reasonable manner or otherwise in compliance with applicable law).

     C. No opinions are expressed herein regarding any provision of the Transaction Documents relating to waivers, or which are in the nature of waivers, including, without limitation, (i) any purported waiver under any of the Transaction Documents or any purported consent thereunder, relating to the rights of any party (including, without limitation, marshaling of assets, exemptions, choice of or consent to arbitration, venue, forum or jurisdiction, reinstatement, rights of subrogation, contribution or indemnity, right to trial by jury, statutes of limitations and rights of redemption), or duties owing to it, existing as a matter of law or equity, and (ii) any provision of any of the Transaction Documents which purports to waive any right or claim of offset, or any right to assert any defense or counterclaim, or any provision which provides for the transfer of a document or instrument free and clear from all offsets, counterclaims and defenses against the assignor.

     D. No opinions are expressed herein regarding (i) the existence, adequacy, payment or receipt of consideration or value, or the effect of any inadequacy of consideration or value upon the enforceability of any of the Transaction Documents or (ii) the title to any property of the Specified Guarantors.

     E. We have not considered and express no opinion regarding any federal or state securities or blue sky laws or regulations, or any federal or state tax law.

     F. We express no opinion as to whether any of the transactions contemplated by the Transaction Documents may be deemed fraudulent conveyances or preferential transfers voidable under federal law or the laws of the State of Alabama.

     G. No opinions are expressed herein regarding any provision of the Transaction Documents (i) relating to powers of attorney, releases from liability or exculpation, (ii) which purports to establish evidentiary standards (including provisions regarding the conclusive or presumptive correctness of a person’s determination) or to determine rights or obligations on the basis of a person’s satisfaction or lack of satisfaction, or discretion, or which provides for resolution of conflicts among two or more provisions of a single document, or two or more documents, (iii) which permits, or purports to permit, a party to select or enforce inconsistent remedies, or (iv) which constitutes, in form or in substance, an agreement, contract or stipulation to confess judgment.

     H. No opinions are expressed herein regarding the availability of specific performance as a remedy in connection with any of the Transaction Documents.

     I. We express no opinion as to the effect of the compliance or noncompliance by any of the holders of the Notes or the Trustee with any federal or state laws or regulations applicable to any of them because of any such entity’s legal or regulatory status or the nature of such entity’s business or requiring any of the holders of the Notes or the Trustee to qualify to conduct business in any jurisdiction.

     J. We point out that Alabama law may (i) in certain circumstances permit oral amendments, consents and waivers to written contracts despite contractual provisions to the contrary, (ii) limit the enforceability of indemnification provisions in certain circumstances, and (iii) render unenforceable, or limit the enforceability of, certain provisions of documents which are in the nature of a “forum selection clause,” an “arbitration clause,” an agreement to submit future disputes to mandatory arbitration, or an agreement to submit in the future to the jurisdiction of a court outside the State of Alabama.

     K. We call to your attention the fact that any person which exercises in Alabama any of the rights or remedies provided in the Transaction Documents may need to qualify to do business in the State of Alabama before exercising such rights or remedies.

     The foregoing opinions are limited to matters involving the law of the State of Alabama, and we do not express any opinion as to federal laws or the laws of any other state or jurisdiction, or to any local laws, ordinances or rules of any municipality, county or political subdivision of the State of Alabama. The opinions expressed herein are limited to the matters stated herein and no opinion may be implied or inferred beyond the matters expressly stated herein. The opinions expressed herein are as of the date hereof (irrespective of the date on which this opinion letter is delivered to you, if different from the date set forth on the first page of this opinion letter), and we assume no obligation to update or supplement these opinions to reflect any facts or circumstances which may come to our attention or any changes in law which may occur after the date of this letter.

     This opinion letter is rendered only to you and is solely for your benefit in connection with the Registration Statement to be filed with the Securities and Exchange Commission in connection with the issuance of the Notes. We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to us under the caption “Legal

Matters” in the Prospectus constituting a part of the Registration Statement. In giving such consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Securities and Exchange Commission promulgated thereunder.

Yours very truly,
/s/ Bradley Arant Rose & White LLP